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                                                                    EXHIBIT 32.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Ross Systems, Inc. "Company") Annual Report on Form 10-K for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Verome M. Johnston, Chief Financial Officer (principal financial and accounting officer) of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1). The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: September 22, 2003


                                               By:  /s/ Verome M. Johnston
                                               --------------------------------
                                               Name:  Verome M. Johnston
                                               Title: Chief Financial Officer